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EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

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Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 29, 2019, in the Regulation A Offering Statement (Form 1-A) of Brewdog USA Inc.

Ernst + Young LLP

Grandview Heights, Ohio
June 17, 2019

1A-11-1